Exhibit 10.1

[EXECUTION COPY]

CONNECTICUT DEVELOPMENT AUTHORITY

and

THE CONNECTICUT LIGHT AND POWER COMPANY

__________________

LOAN AGREEMENT

__________________

Dated as of October 1, 2011

Connecticut Development Authority

$120,500,000 Pollution Control Revenue Refunding Bonds

(The Connecticut Light and Power Company Project - 2011A Series)

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TABLE OF CONTENTS

Page

PREAMBLE

1

ARTICLE I

DEFINITIONS AND INTERPRETATION

Section 1.1.

Definitions.

4

Section 1.2.

Interpretation

8

ARTICLE II

REPRESENTATIONS AND WARRANTIES

Section 2.1.

Representations by the Authority

10

Section 2.2.

Representations by the Borrower

11

ARTICLE III

THE LOAN

Section 3.1.

Loan Clauses

13

Section 3.2.

Other Amounts Payable

13

Section 3.3.

Manner of Payment.

14

Section 3.4.

Obligation Unconditional.

14

Section 3.5.

Securities Clauses.

14

Section 3.6.

Issuance of Bonds.

14

Section 3.7.

Issuance, Delivery and Surrender of Mortgage Bonds.

14

Section 3.8.

Redemption of Mortgage Bonds

15

Section 3.9.

Effective Date and Term.

15

Section 3.10.

No Additional Bonds.

15

ARTICLE IV

THE PROJECT

Section 4.1.

Completion of the Project.

16

Section 4.2.

No Warranty Regarding Condition, Suitability or Cost of Project.

16

ARTICLE V

CONDEMNATION DAMAGE AND DESTRUCTION

Section 5.1.

No Abatement of Payments Hereunder.

17

ARTICLE VI

COVENANTS

Section 6.1.

The Borrower to Maintain its Corporate Existence;

Conditions under which Exceptions Permitted.

18

Section 6.2.

Indemnification, Payment of Expenses, and Advances.

18

Section 6.3.

Incorporation of Tax Regulatory Agreement; Payments Upon

Determination of Taxability.

20

Section 6.4.

Covenant by Borrower with Respect to Change in Use.

21

Section 6.5.

Further Assurances and Corrective Instruments.

22

Section 6.6.

Covenant by Borrower as to Compliance with Indenture.

22

Section 6.7.

Assignment of Agreement or Mortgage Bonds.

22

Section 6.8.

[Reserved].

22

Section 6.9.

Default Notification.

22

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Section 6.10.

Covenant Against Discrimination.

22

Section 6.11.

Covenant to Provide Disclosure.

22

ARTICLE VII

EVENTS OF DEFAULT AND REMEDIES

Section 7.1.

Events of Default.

24

Section 7.2.

Remedies on Default.

25

Section 7.3.

[Reserved].

25

Section 7.4.

No Duty to Mitigate Damages.

25

Section 7.5.

Remedies Cumulative.

25

ARTICLE VIII

PREPAYMENT PROVISIONS

Section 8.1.

Optional Prepayment.

27

Section 8.2.

Notice by the Borrower of Optional Prepayment.

27

Section 8.3.

Mandatory Prepayment on Determination of Taxability.

27

Section 8.4.

Mandatory Prepayment Upon Change in Use of the Project...

27

ARTICLE IX

GENERAL

Section 9.1.

Indenture.

28

Section 9.2.

Benefit of and Enforcement by Bondholders.

28

Section 9.3.

Force Majeure.

28

Section 9.4.

Amendments.

28

Section 9.5.

Notices.

28

Section 9.6.

Compliance with C.G.S. Sections 4a-60 and 4a-60a.

29

Section 9.7.

Prior Agreements Superseded.

30

Section 9.8.

Execution of Counterparts.

30

Section 9.9.

Time.

30

Section 9.10.

Separability of Invalid Provisions.

30

Section 9.11.

Third Party Beneficiaries.

30

Section 9.12.

Governing Law.

30

APPENDICES

Appendix A - Description of Project

ii

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Connecticut Development Authority

The Connecticut Light and Power Company

LOAN AGREEMENT

THIS LOAN AGREEMENT, made and dated as of October 1, 2011, by and between the CONNECTICUT DEVELOPMENT AUTHORITY (as more fully defined in Section 1.1 hereof, the “Authority”), a body corporate and politic constituting a public instrumentality and political subdivision of the State of Connecticut (the “State”), and THE CONNECTICUT LIGHT AND POWER COMPANY, a corporation organized and existing under the laws of the State of Connecticut (as more fully defined in Section 1.1 hereof, the “Borrower”),

WITNESSETH THAT:

WHEREAS, the Act (as fully defined in Section 1.1 hereof) declares that there is a continuing need in the State (1) for industrial development and activity to provide and maintain employment and tax revenues and to control, abate and prevent pollution to protect the public health and safety, (2) for the development of recreation facilities to promote tourism, provide and maintain employment and tax revenues, and promote the public welfare, (3) for the development of commercial and retail sales and service facilities in urban areas to provide and maintain construction and permanent employment and tax revenues, to improve conditions of deteriorated physical development, slow economic growth and eroded financial health of the public and private sectors in urban areas and to revitalize the economy of urban areas, and (4) for assistance to public service businesses providing transportation and utility services in the State, and that the availability of financial assistance and suitable facilities are important inducements to industrial and commercial enterprises to remain or locate in the State and to provide industrial, recreation, urban and public service projects; and

WHEREAS, the Act provides that (1) the term “project” as used therein means any facility, plant, works, system, building, structure, utility, fixture or other real property improvement located in the State, and the land on which it is located or which is reasonably necessary in connection therewith, which is of a nature or which is to be used or occupied by any person for purposes which would constitute it as an economic development project, recreation project, urban project, public service project or health care project, and any real property improvement reasonably related thereto, and (2) a project may also include or consist exclusively of machinery, equipment or fixtures; and

WHEREAS, the Act defines economic development project to include “any project which is to be used or occupied by any person for…(2) controlling, abating, preventing or disposing land, water, air or other environmental pollution…or (3) the conservation of energy or the utilization of cogeneration technology or solar, wind, hydro, biomass or other renewable sources to produce energy for any industrial or commercial application”; and

WHEREAS, the Act provides that the Authority shall have power to determine the location and character of, and extend credit or make loans to any person for the planning, designing, acquiring, improving and equipping of, a project which may be secured by loan, lease or sale agreements, contracts and other instruments, upon such terms and conditions as the Authority shall determine to be reasonable, to require the inclusion in any contract, loan agreement or other instrument of such provisions for the construction, use, operation, maintenance and financing of the project as the Authority may deem necessary or desirable, to issue its bonds for such purposes, subject to the approval of the Treasurer of the State, and, as security for the payment of the principal or redemption price, if any, of and interest on any

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such bonds, to pledge or assign such a loan, lease or sale agreement and the revenues and receipts derived by the Authority from such a project; and

WHEREAS, the Authority has previously issued $11,650,000 principal amount of its Pollution Control Revenue Bonds (Millstone Point Project – 1973 Series) (of which $9,436,500 was for the benefit of The Connecticut Light and Power Company and The Hartford Electric Light Company, which merged with The Connecticut Light and Power Company in 1982), $16,000,000 principal amount of its Pollution Control Revenue Bonds (The Connecticut Light and Power Company and The Hartford Electric Light Company Projects – 1977 Series), $69,800,000 principal amount of its Pollution Control Par Value Demand Bonds (The Connecticut Light and Power Company Project – 1984 Series), $39,700,000 principal amount of its Pollution Control Par Value Demand Bonds (The Connecticut Light and Power Company Project – 1985 Series), $60,700,000 principal amount of its Pollution Control Revenue Par Value Demand Bonds (The Connecticut Light and Power Company Project – 1985 Series B) and $53,500,000 principal amount of its Pollution Control Revenue Par Value Demand Bonds (The Connecticut Light and Power Company Project – 1985 Series C) (collectively, the “Original Pollution Control Revenue Bonds”), for the purpose of financing facilities on behalf of the Borrower (as fully defined in Section 1.1 hereof) for the control, abatement or prevention of environmental pollution deriving from the operation of certain nuclear and fossil fuel electric generating facilities within the State of Connecticut (collectively, as more fully defined in Section 1.1 hereof, the “Project”); and

WHEREAS, the Authority has by resolution adopted on September 8, 1993 authorized the issuance of $245,500,000 principal amount of its Pollution Control Revenue Refunding Bonds (The Connecticut Light and Power Company Project – 1993A Series), all of which are currently outstanding (the “Prior Obligations”), for the purpose of providing funds with which to refund the Original Pollution Control Revenue Bonds; and

WHEREAS, by resolution adopted on September 21, 2011, in furtherance of the purposes of the Act, the Authority has accepted the application of the Borrower for assistance in refinancing the Project and authorized the issuance of not to exceed $245,500,000 aggregate principal amount of its Pollution Control Revenue Refunding Bonds (The Connecticut Light and Power Company Project - 2011A Series) (as more fully defined in Section 1.1 hereof, the “Bonds”) and Pollution Control Revenue Refunding Bonds (The Connecticut Light and Power Company Project – 2011B Series) for the purpose of providing funds with which to refund a portion of the Prior Obligations; and

WHEREAS, pursuant to such resolution, the Bonds are to be secured by an Indenture of Trust of even date herewith, by and between the Authority and U.S. Bank National Association, as trustee (as more fully defined in Section 1.1 hereof, the “Indenture”); and

WHEREAS, in order to further secure the Bonds, the Borrower has determined to issue its First and Refunding Mortgage Bonds, 2011 Series A (as more fully defined in Section 1.1 hereof, the “Mortgage Bonds”), pursuant to that certain Indenture of Mortgage and Deed of Trust dated as of May 1, 1921, as amended and supplemented, including as amended and restated as of April 7, 2005, between the Borrower and Deutsche Bank Trust Company Americas, as successor trustee, as supplemented by a Supplemental Indenture, dated as of October 1, 2011 (the “Mortgage Supplemental Indenture”); and

WHEREAS, the Connecticut Department of Public Utility Control, as the predecessor to the Connecticut Public Utilities Regulatory Authority, has approved the Borrower entering into this Agreement and the transactions contemplated hereby, including the issuance of the Mortgage Bonds; and

WHEREAS, the Bonds shall be special obligations of the Authority, payable solely from the revenues or other receipts, funds or monies to be derived by the Authority under this Agreement or the

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Indenture and from any amounts otherwise available under the Indenture for the payment of the Bonds; and

WHEREAS, the Authority proposes with the proceeds of the Bonds to make a loan to the Borrower and the Borrower proposes to borrow such proceeds from the Authority for the purpose of refinancing the acquisition, construction and installation of the Project; and

WHEREAS, the Borrower acknowledges that the Authority is providing financing for the Project in furtherance of the Authority’s corporate purposes under the Act, that the accomplishment of these purposes is dependent upon the compliance of the Borrower with its covenants contained in this Agreement, that the Authority has a resulting beneficial interest in the Project, and that the Borrower’s refinancing of the Project as provided hereby are in furtherance of the discharge of a public purpose; and

NOW, THEREFORE, in consideration of the premises and of the mutual representations, covenants and agreements herein set forth, the Authority and the Borrower, each binding itself, its successors and assigns, do mutually promise, covenant and agree as follows (provided that in the performance of the agreements of the Authority herein contained, any obligation it may incur for the payment of money shall not be an obligation, debt or liability of the State or any municipality thereof and neither the State nor any municipality thereof shall be liable on any obligation so incurred, but any such obligation shall be payable solely out of the revenues or other receipts, funds or monies to be derived by the Authority under this Agreement or the Indenture and from any amounts otherwise available under the Indenture for the payment of the Bonds):

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ARTICLE I
DEFINITIONS AND INTERPRETATION

Section 1.1.  Definitions.

Section 1.2.  In addition to the words and terms defined elsewhere in this Agreement, for the purposes of this Agreement, the following words and terms shall have the respective meanings set forth as follows, and any capitalized word or term used but not defined herein is used as defined in the Indenture:

“Act” means the State Commerce Act, constituting Connecticut General Statutes, Sections 32-la through 32-23zz, as amended.

“Agreement” means this Loan Agreement and any amendments and supplements hereto.

“Authority” means the Connecticut Development Authority, a body corporate and politic constituting a public instrumentality and political subdivision of the State, duly organized and existing under the laws of the State, and any body, board, authority, agency or other political subdivision or instrumentality of the State which shall hereafter succeed to the powers, duties and functions thereof.

“Authorized Representative” means, in the case of the Authority, the Chairman or Vice Chairman, the President, any Executive Vice President, Deputy Director or any Senior Vice President or any Vice President thereof and, in the case of the Borrower, the Chairman, Vice Chairman, President, any Vice President, Chief Financial Officer, Treasurer, Assistant Treasurer, Secretary or Assistant Secretary thereof and, when used with reference to the performance of any act, the discharge of any duty or the execution of any certificate or other document, any officer, employee or other person authorized to perform such act, discharge such duty or execute such certificate or other document.

“Beneficial Owner” means the owner of beneficial interests in the Bonds under the Book Entry System of a Depository.

“Bonds” means the $120,500,000 Pollution Control Revenue Refunding Bonds (The Connecticut Light and Power Company Project - 2011A Series) authorized and issued pursuant to Sections 2.2 and 2.3 of the Indenture.

“Bond Counsel” means Harris Beach PLLC or such other nationally recognized bond counsel selected by the Authority and reasonably satisfactory to the Borrower and the Trustee.

“Book Entry Form” or “Book Entry System” means, with respect to the Bonds, a form or system, as applicable, under which (i) physical Bond certificates in fully registered form are registered only in the name of the Depository or its nominee as Holder, with the physical Bond certificates “immobilized” in the custody of the Depository (or its agent) and (ii) the ownership of beneficial interests in Bonds and payments of principal of, Redemption Price, if any, and interest thereon may be transferred only through a book entry made by others than the Trustee or the Registrar.  The records maintained by others than the Trustee or the Registrar constitute the written record that identifies the owners, and records the transfer, of beneficial interests in those Bonds and payments of principal of, Redemption Price, if any, and interest thereon.

“Borrower” means (i) The Connecticut Light and Power Company, a corporation organized and existing under the laws of the State, and its successors and assigns, and (ii) any surviving, resulting or transferee corporation as provided in Section 6.1 hereof.

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“Business Day” means any day (i) that is not a Saturday or Sunday, (ii) that is a day on which banks located in Hartford, Connecticut and New York, New York are not required or authorized to remain closed, (iii) that is a day on which banking institutions in the cities in which the principal offices of the Trustee, the Mortgage Trustee and the Paying Agent are located are not required or authorized to remain closed and (iv) that is a day on which the New York Stock Exchange, Inc. is not closed.

“Change in Use” shall mean (i) any change in the use or operation of the Project, or any portion thereof, from the use for which the Project originally financed by the proceeds of the Original Pollution Control Revenue Bonds was used or expected to be used, or (ii) any change in the use or operation of the Project, or any portion thereof, which would cause the Project to no longer qualify as a “project” under the Act.

“Code” means the Internal Revenue Code of 1986, as amended, and the Treasury regulations promulgated thereunder.

“Debt Service Fund” means the special trust fund so designated, established pursuant to Section 5.1 of the Indenture.

“Depository” means The Depository Trust Company (a limited purpose trust company), New York, New York until a successor Depository shall have become such pursuant to the applicable provisions of this Indenture and, thereafter, Depository shall mean the successor Depository.  Any Depository shall be a securities depository that is a clearing agency under federal law operating and maintaining, with its participants or otherwise, a Book Entry System to record ownership of beneficial interests in Bonds or payments of principal, Redemption Price, if any, and interest thereon, and to effect transfers of beneficial interests in the Bonds, in a Book Entry Form.

"Determination of Taxability" means (1) a published revenue ruling by the Internal Revenue Service and an Opinion of Bond Counsel, unless the Borrower timely requests the Authority to proceed in accordance with Section 6.3(G) of this Agreement and proceedings pursuant to such section are continuing, (2)(a)(i) a private ruling specifically applicable to the Bonds or (ii) the receipt by any owner of the Bonds of a notice of assessment and demand for payment from the Internal Revenue Service and (b)(i) the expiration of the appeal period provided therein if no appeal is taken or (ii) if an appeal is taken, a final unappealable decision by a court of competent jurisdiction; provided that in the case of an event described in clause (2) that the Authority or the owner of the Bonds, as the case may be, has given the Borrower and the Trustee prompt written notice of any application for such a private ruling or, as the case may be, any proposed assertion of taxability by the Internal Revenue Service and, if the Borrower agrees to pay all expenses in connection therewith, permits the Borrower to contest such action, either directly or in the name of the registered owner, through any level of appeal determined by the Borrower, or (3) the admission in writing by the Borrower, in the case of clause (1), (2) and (3) to the effect that the interest on the Bonds is includable in the gross income for federal income tax purposes (other than for purposes of any alternative minimum tax, environmental tax or foreign branch profits tax) of an owner or former owner thereof, other than for a period during which such owner or former owner is or was a "Substantial User" of the Project or a "Related Person" as such terms are defined in the Code.  For purposes of this definition only, the term owner means the Beneficial Owner of the Bonds so long as the Book Entry System is in effect.

“Disclosure Agreement” means the agreement by and between the Borrower and the Trustee, dated the date of the initial delivery of the Bonds, providing for the provision of certain information subsequent to the issuance of the Bonds.

“Event of Default” means an Event of Default as defined in Section 7.1 hereof.

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“Financing Documents” means (1) when used with respect to the Borrower, this Agreement, the Tax Regulatory Agreement, the Mortgage Bonds, the Disclosure Agreement and the general certificate of the Borrower delivered in connection with the issuance of the Bonds, but shall not include the Mortgage, and (2) when used with respect to the Authority, any of the foregoing documents and agreements to which the Authority is a direct party.  The Financing Documents do not include any documents or agreements to which the Borrower is not a direct party, including the Bonds or the Indenture.

“Indenture” means the Indenture of Trust relating to the Bonds, of even date herewith, by and between the Authority and the Trustee, together with all indentures supplemental thereto made and entered into in accordance therewith.

“Interest Payment Date” shall mean March 1, 2012 and each September 1 and March 1 thereafter on which interest is payable on the Bonds as provided in the form of the Bonds.

“Loan Payments” means the amounts required to be paid by the Borrower in repayment of the loan made to the Borrower by the Authority pursuant to the provisions of this Agreement and the Mortgage Bonds, including all amounts realized by the Trustee thereunder in accordance with Article VIII of the Indenture.

“Mortgage” means the Indenture of Mortgage and Deed of Trust dated as of May 1, 1921, as amended and restated as of April 7, 2005, between the Borrower and the Mortgage Trustee, as heretofore amended and supplemented (including by the Mortgage Supplemental Indenture) and as hereafter amended or supplemented in accordance with the provisions thereof.

“Mortgage Bonds” means the First and Refunding Mortgage Bonds, 2011 Series A, issued by the Borrower and delivered to the Trustee pursuant to Section 3.7 hereof and the Mortgage.

“Mortgage Trustee” means Deutsche Bank Trust Company Americas, as successor trustee under the Mortgage, or any successor as the trustee under the Mortgage.

“1954 Code” means the Internal Revenue Code of 1954, as amended, as in effect on August 1, 1986.

“Outstanding”, when used with reference to a Bond or Bonds, as of any particular date, means all Bonds which have been authenticated and delivered under the Indenture, except:

(1)

any Bonds canceled by the Trustee because of payment or redemption prior to maturity or surrendered to the Trustee for cancellation;

(2)

any Bond (or portion of a Bond) paid or redeemed or for the payment or redemption of which there has been separately set aside and held in the Debt Service Fund either:

(a)

monies in an amount sufficient to effect payment of the principal or applicable Redemption Price thereof, together with accrued interest on such Bond to the payment or redemption date, which payment or redemption date shall be specified in irrevocable instructions given to the Trustee to apply such monies to such payment on the date so specified; or

(b)

obligations of the kind described in Section 12.1(B) of the Indenture in such principal amounts, of such maturities, bearing such interest and otherwise having such terms and qualifications as shall be necessary to provide monies in an amount

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sufficient to effect payment of the principal or applicable Redemption Price of such Bond, together with accrued interest on such Bond to the payment or redemption date, which payment or redemption date shall be specified in irrevocable instructions given to the Trustee to apply such obligations to such payment on the date so specified; or

(c)

any combination of (a) and (b) above;

(3)

Bonds in exchange for or in lieu of which other Bonds shall have been authenticated and delivered under Article III of the Indenture; and

(4)

any Bond deemed to have been paid as provided in Section 12.1 of the Indenture.

“Paying Agent” means any paying agent for the Bonds appointed pursuant to Section 9.10 of the Indenture (and may include the Trustee), and its successor or successors and any other corporation which may at any time be substituted in its place in accordance with the Indenture.

"Permitted Encumbrances" mean, as of any particular date, (i) the lien of the Mortgage, (ii) liens and encumbrances permitted by the Mortgage, (iii) liens for taxes not yet due and payable, (iv) any lien created by this Agreement and the Indenture, (v) utility, access and other easements and rights-of-way, that will not interfere with or impair the value or use of the Project as herein provided, (vi) any mechanic's, laborer's, materialman's, supplier's or vendor's lien or right in respect thereof if payment is not yet due and payable and for which statutory lien rights exist, and (vii) such minor defects, irregularities, easements, and, rights-of-way (including agreements with any railroad the purpose of which is to service the railroad siding) as normally exist with respect to property similar in character to the Project and which do not materially impair the value or use of the property affected thereby for the purpose for which it was acquired hereunder.

"Principal User" means any principal user of the Project within the meaning of Section 144(a)(2)(B) of the Code, or 103(b)(6)(B) of the 1954 Code, as applicable, including without limitation any person who is a greater-than-10-percent-owner (or if none, the person(s) who holds the largest ownership interest in the Project), lessee or user of more than 10% of the Project measured either by occupiable space or fair rental value under any formal or informal agreement or, under the particular facts and circumstances, anyone who is a principal customer of the Project. The term "principal customer" means any person, who purchases output of the Project under a contract if the percentage of output taken or to be taken by such person, multiplied by a fraction the numerator of which is the term of such contract and the denominator of which is the economic life of the Project, exceeds 10%. In the case of a person who purchases output of an electric or thermal energy, gas, water or other similar facility, such person is a principal customer if the total output purchased by such person during any one-year period beginning with the date the facility is placed in service is more than 10 percent of the facility's output during each such period. Co-owners or co-lessees who are shareholders in a corporation or who are collectively treated as a partnership subject to subchapter K under section 761(a) of the Code are not treated as Principal Users merely by reason of their ownership of corporate or partnership interests.

“Project” means the realty and other interests in the real property, if any, and all personal property, goods, leasehold improvements, machinery, equipment, furnishings, furniture, fixtures, tools and attachments wherever located and whether now owned or hereafter acquired, refinanced in whole or in part with the proceeds of the Bonds, and any additions and accessions thereto, substitutions therefor and replacements thereof, including, without limitation the project components described in Appendix A hereto, as amended from time to time in accordance herewith.

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“Redemption Price” means, when used with respect to a Bond or a portion thereof, the principal amount of such Bond or portion thereof plus the applicable premium, if any, payable upon redemption thereof pursuant to the Indenture.

“Related Person” means, with respect to any Principal User, a person which is a related person (as defined in Section 144(a)(3) of the Code, or Section 103(b)(6)(B) of the 1954 Code, as applicable, and by reference to Sections 267, 707(b) and 1563(a) of the Code, except that 50% is to be substituted for 80% in Section 1563(a)).

“Substantial User” means any substantial user of the Project or a Related Person thereto within the meaning of Section 147(a) of the Code.

“Supplemental Indenture” means any indenture supplemental to the Indenture or amendatory of the Indenture, adopted by the Authority in accordance with Article X of the Indenture.

“Tax Incidence Date” means the date as of which interest on the Bonds becomes or became includable in the gross income of the recipient thereof (other than the Borrower or another Substantial User or Related Person) for federal income tax purposes for any cause, as determined by a Determination of Taxability.

“Tax Regulatory Agreement” means the Tax Regulatory Agreement, dated as of the date of initial issuance and delivery of the Bonds, between the Authority and the Borrower, and any amendments and supplements thereto.

“Term”, when used with reference to this Agreement, means the term of this Agreement determined as provided in Article III hereof.

“Trustee” means U.S. Bank National Association, Hartford, Connecticut, and its successor or successors hereafter appointed in the manner provided in the Indenture.

Section 1.2.  Interpretation.  In this Agreement:

(1)

The terms “hereby”, “hereof”, “hereto”, “herein”, “hereunder” and any similar terms, as used in this Agreement, refer to this Agreement, and the term “hereafter” means after, and the term “heretofore” means before, the date of this Agreement.

(2)

Words of the masculine gender mean and include correlative words of the feminine and neuter genders and words importing the singular number mean and include the plural number and vice versa.

(3)

Words importing persons include firms, associations, partnerships (including, without limitation, general and limited partnerships), limited liability entities, joint ventures, societies, estates, trusts, corporations and other legal entities, including public or governmental bodies, as well as natural persons.

(4)

Any headings preceding the texts of the several Articles and Sections of this Agreement, and any table of contents appended to copies hereof, shall be solely for convenience of reference and shall not constitute a part of this Agreement, nor shall they affect its meaning, construction or effect.

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(5)

Nothing contained in this Agreement shall be construed to cause the Borrower to become the agent for the Authority or the Trustee for any purpose whatsoever, nor shall the Authority or the Trustee be responsible for any shortage, discrepancy, damage, loss or destruction of any part of the Project wherever located or for whatever cause.

(6)

All approvals, consents and acceptances required to be given or made by any person or party hereunder shall be at the sole discretion of the party whose approval, consent or acceptance is required.

(7)

All notices to be given hereunder shall be given in writing within a reasonable time unless otherwise specifically provided.

(8)

If any provision of this Agreement shall be ruled invalid by any court of competent jurisdiction, the invalidity of such provision shall not affect any of the remaining provisions hereof.

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ARTICLE II
REPRESENTATIONS AND WARRANTIES

Section 2.1.  Representations by the Authority.  The Authority represents and warrants that:

(1)

It is a body corporate and politic constituting a public instrumentality and political subdivision of the State, duly organized and existing under the laws of the State including the Act.  The Authority is authorized to issue the Bonds in accordance with the Act and to use the proceeds thereof to refund the Prior Obligations.

(2)

The Authority has complied with the provisions of the Act and has full power and authority pursuant to the Act to consummate all transactions contemplated by the Bonds, the Indenture and the Financing Documents.

(3)

By resolution duly adopted by the Authority and still in full force and effect, the Authority has authorized the execution, delivery and due performance of the Bonds, the Indenture and the Financing Documents, and the taking of any and all action as may be required on the part of the Authority to carry out, give effect to and consummate the transactions contemplated by this Agreement and the Indenture, and all approvals necessary in connection with the foregoing have been received.

(4)

The Bonds have been duly authorized, executed, authenticated, issued and delivered, constitute valid and binding special obligations of the Authority payable solely from revenues or other receipts, funds or monies pledged therefor under the Indenture and from any amounts otherwise available under the Indenture, and are entitled to the benefit of the Indenture.  Neither the State nor any municipality thereof is obligated to pay the Bonds or the interest thereon.  Neither the faith and credit nor the taxing power of the State nor any municipality thereof is pledged for the payment of the principal, and premium, if any, of and interest on the Bonds.

(5)

The execution and delivery of the Bonds, the Indenture and the Financing Documents and compliance with the provisions thereof, will not conflict with or constitute on the part of the Authority a violation of, breach of or default under its by-laws or any statute, indenture, mortgage, deed of trust, note agreement or other agreement or instrument to which the Authority is a party or by which the Authority is bound, or, to the knowledge of the Authority, any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Authority or any of its activities or properties, and all consents, approvals, authorizations and orders of governmental or regulatory authorities which are required for the consummation by the Authority of the transactions contemplated thereby have been obtained.

(6)

Subject to the provisions of this Agreement and the Indenture, the Authority will apply the proceeds of the Bonds to the purposes specified in the Indenture and the Financing Documents.

(7)

There is no action, suit, proceeding or investigation at law or in equity before or by any court, public board or body pending or threatened against or affecting the Authority, or to the best knowledge of the Authority, any basis therefor, wherein an unfavorable decision, ruling or finding would adversely affect the transactions contemplated hereby or by the Indenture, or which, in any way, would adversely affect the validity of the Bonds, or the validity of or enforceability of the Indenture or the Financing Documents, or any agreement or instrument to

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which the Authority is a party and which is used or contemplated for use in consummation of the transactions contemplated hereby and by the Indenture.

(8)

It has not made any commitment or taken any action which will result in a valid claim for any finders or similar fees or commitments in respect of the transactions contemplated by this Agreement.

(9)

The representations of the Authority set forth in the Tax Regulatory Agreement are by this reference incorporated in this Agreement as though fully set forth herein.

Section 2.2.  Representations by the Borrower.  The Borrower represents and warrants that:

(1)

The Borrower has been duly incorporated and validly exists as a corporation in good standing under the laws of the State, is not in material violation of any provision of its certificate of incorporation or its by-laws, has corporate power to enter into and perform the Financing Documents, and by proper corporate action has duly authorized the execution and delivery of the Financing Documents.

(2)

The Financing Documents constitute valid and legally binding obligations of the Borrower, enforceable in accordance with their respective terms, except to the extent that such enforceability may be limited by bankruptcy or insolvency or other laws affecting creditors’ rights generally or by general principles of equity.

(3)

Neither the execution and delivery of the Financing Documents, the consummation of the transactions contemplated thereby, nor the fulfillment by the Borrower of or compliance by the Borrower with the terms and conditions thereof is prevented or limited by or conflicts with or results in a material breach of, or default under the terms, conditions or provisions of any contractual or other restriction of the Borrower, evidence of its indebtedness or agreement or instrument of whatever nature to which the Borrower is now a party or by which it is bound, or constitutes a default under any of the foregoing.  No event has occurred and no condition exists which, upon the execution and delivery of any Financing Documents, constitutes an Event of Default hereunder or an Event of Default thereunder or, but for the lapse of time or the giving of notice, would constitute an Event of Default hereunder or an Event of Default thereunder.

(4)

There is no action or proceeding pending or, to the knowledge of the Borrower, threatened against the Borrower before any court, administrative agency or arbitration board that may materially and adversely affect the ability of the Borrower to perform its obligations under the Financing Documents and all authorizations, consents and approvals of governmental bodies or agencies required in connection with the execution and delivery of the Financing Documents and in connection with the performance of the Borrower’s obligations hereunder or thereunder have been obtained.

(5)

The execution, delivery and performance of the Financing Documents and any other instrument delivered by the Borrower pursuant to the terms hereof or thereof are within the corporate powers of the Borrower and have been duly authorized and approved by the board of directors of the Borrower and are not in contravention of law or of the Borrower’s certificate of incorporation or by-laws, as amended to date, or of any material undertaking or agreement to which the Borrower is a party or by which it is bound.

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(6)

The Borrower has not made any commitment or taken any action which will result in a valid claim for any finders’ or similar fees or commitments in respect of the transactions described in this Agreement other than the fees to various parties to the transactions contemplated hereby which have been heretofore paid or provided or as are otherwise contemplated by the Financing Documents.

(7)

The Project is included within the definition of a “project” in the Act.  The Project is and will continue to be an authorized project under the Act during the Term of this Agreement.

(8)

All amounts shown in Schedule D of the Tax Regulatory Agreement are eligible costs of a project financed by bonds issued by the Authority under the Act, and may be refinanced with the proceeds of the Bonds.  None of the proceeds of the Bonds will be used directly or indirectly as working capital or to finance inventory.

(9)

The Borrower completed the Project in accordance with all material federal, State and local laws, ordinances and regulations applicable thereto.

(10)

The availability of financial assistance from the Authority in connection with the issuance of the Original Pollution Control Revenue Bonds induced the Borrower to acquire, construct and install the Project.

(11)

The Borrower will not take or omit to take any action which action or omission will in any way cause the proceeds of the Bonds to be applied in a manner contrary to that provided in the Indenture and the Financing Documents as in force from time to time.

(12)

The Borrower has not taken and will not take any action and knows of no action that any other person, firm or corporation has taken or intends to take, which would cause interest on the Bonds to be includable in the gross income of the recipients thereof for federal income tax purposes.  The representations, certifications and statements of reasonable expectation made by the Borrower in the Tax Regulatory Agreement and relating to Project description, composite issues, bond maturity and average asset economic life, use of Bond proceeds, arbitrage and related matters are hereby incorporated by this reference as though fully set forth herein.

(13)

The Borrower will use all of the proceeds of the Bonds to refund a portion of the Prior Obligations.

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ARTICLE III
THE LOAN

Section 3.1.  Loan Clauses.  (A)  Subject to the conditions and in accordance with the terms of this Agreement, the Authority agrees to make a loan to the Borrower from the proceeds of the Bonds in the amount of $120,500,000 and the Borrower agrees to borrow such amount from the Authority.

(B)

The loan shall be made at the time of delivery of the Bonds and receipt of payment therefor by the Authority against receipt by the Authority of the Mortgage Bonds duly executed and delivered to evidence the pecuniary indebtedness of the Borrower hereunder.  As and for the loan the Authority shall apply the proceeds of the Bonds as provided in the Indenture on the terms and conditions therein prescribed.

(C)

On or before the Business Day immediately preceding each due date for the payment of the principal of or interest on the Bonds, until the principal or Redemption Price, if any, of and interest on the Bonds shall have been fully paid or provision for the payment thereof shall have been made in accordance with the Indenture, the Borrower shall make Loan Payments to the Trustee for the account of the Authority in an amount which, when added to any moneys then on deposit in the Debt Service Fund and available therefor, shall be equal to the amount payable on such due date with respect to the Bonds as provided in Section 5.3 of the Indenture, including amounts due for the payment of the principal of and interest on the Bonds.  In addition, the Borrower shall pay to the Trustee, as and when the same shall become due, all other amounts due under the Financing Documents, together with interest thereon at the then applicable rate as set forth herein in Section 6.2(G) hereof.  The Borrower shall have the option to prepay its loan obligation in whole or in part at the times and in the manner provided in Article VIII hereof.

(D)

Anything herein to the contrary notwithstanding, any amount at any time held in the Principal and Interest Account of the Debt Service Fund by the Trustee pursuant to this Section shall be credited against the next succeeding Loan Payment obligation of the Borrower as provided in subsection 3.1(C) hereof.  If, on any due date for payments with respect to the Bonds, the balance in the Debt Service Fund is insufficient to make such payments, the Borrower agrees forthwith to pay to the Trustee by no later than 11:00 a.m. on such due date the amount of the deficiency.  If at any time the amount held by the Trustee in the Debt Service Fund shall be sufficient to pay or provide for the payment of the Bonds in accordance with Section 12.1 of the Indenture, the Borrower shall not be obligated to make any further payments under the foregoing provisions.

Section 3.2.  Other Amounts Payable.  (A)  The Borrower hereby further expressly agrees to pay to the Trustee as and when the same shall become due, (i) an amount equal to the initial and annual fees of the Trustee for the ordinary services of the Trustee rendered and its ordinary expenses incurred under the Indenture, including fees and expenses as Paying Agent and the fees and expenses of Trustee’s counsel, including fees and expenses as registrar and in connection with preparation and delivery of new Bonds upon exchanges or transfers, (ii) the reasonable fees and expenses of the Trustee and any Paying Agents on the Bonds for acting as paying agents as provided in the Indenture, including reasonable fees and expenses of its counsel, (iii) the reasonable fees and charges of the Trustee for extraordinary services rendered by it and extraordinary expenses incurred by it under the Indenture, including reasonable counsel fees and expenses, and (iv) the reasonable fees and expenses of Bond Counsel and the Authority for any future action requested of either.

(B)

The Borrower also agrees to pay all amounts payable by it under the Financing Documents at the time and in the manner therein provided.

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(C)

The Borrower also agrees to pay all Rebatable Arbitrage (as such term is defined in the Tax Regulatory Agreement) (and penalties, if any) due to the United States of America pursuant to Section 148(f) of the Code.

(D)

The Borrower also agrees to pay directly to the Authority on the date of issuance and delivery of the Bonds and on the second anniversary date of the date of issuance and delivery of the Bonds and each anniversary date thereafter, a fee equal to 1/8th of 1% of the principal amount of the Bonds Outstanding, such fee to be payable without notice, demand or invoice of any kind at the Authority’s address as set forth herein or at such other address and to the attention of such other person, or to such account as the Authority may stipulate by written notice to the Borrower.

Section 3.3.  Manner of Payment. The payments provided for in Section 3.1 hereof shall be made by any reasonable method providing immediately available funds at the time and place of payment directly to the Trustee for the account of the Authority and shall be deposited in the Debt Service Fund.  The additional payments provided for in Section 3.2 shall be made in the same manner directly to the entitled party or to the Trustee for its own use or disbursement to the Paying Agents, as the case may be.

Section 3.4.  Obligation Unconditional.  The obligations of the Borrower under the Financing Documents shall be absolute and unconditional, irrespective of any defense or any rights of setoff, recoupment or counterclaim it might otherwise have against the Authority or the Trustee.  The Borrower will not suspend or discontinue any such payment or terminate this Agreement (other than in the manner provided for hereunder) for any cause, including, without limiting the generality of the foregoing, any acts or circumstances that may constitute failure of consideration, failure of title, or commercial frustration of purpose, or any damage to or destruction of the Project, or the taking by eminent domain of title to or the right of temporary use of all or any part of the Project, or any change in the tax or other laws of the United States, the State or any political subdivision of either thereof, or any failure of the Authority or the Trustee to perform and observe any agreement or covenant, whether expressed or implied, or any duty, liability or obligation arising out of or connected with the Financing Documents.

Section 3.5.  Securities Clauses. The Authority hereby notifies the Borrower and the Borrower acknowledges that, among other things, the Borrower’s Loan Payments and all of the Authority’s right, title and interest under the Financing Documents to which it is a party (except its rights under Sections 6.2 and 7.2(A)(2) hereof) are being concurrently with the execution and delivery hereof endorsed, pledged and assigned without recourse by the Authority to the Trustee as security for the Bonds as provided in the Indenture.

Section 3.6.  Issuance of Bonds. The Authority has concurrently with the execution and delivery hereof sold and delivered the Bonds under and pursuant to a resolution adopted by the Authority on September 21, 2011, authorizing their issuance under and pursuant to the Indenture.  The proceeds of sale of the Bonds shall be applied as provided in Articles IV and V of the Indenture.

Section 3.7.  Issuance, Delivery and Surrender of Mortgage Bonds. In order to provide the benefit of a first mortgage lien to secure the obligation of the Borrower to make the Loan Payments hereunder, concurrently with the execution hereof, the Borrower shall issue and deliver to the Trustee the Mortgage Bonds. The Mortgage Bonds shall be issued in an aggregate principal amount equal to the aggregate principal amount of the Bonds issued and delivered by the Authority, have the same final maturity date as the Bonds and shall bear interest at a rate equal to the rate of the Bonds. Upon payment of the principal of and premium, if

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any, on any of the Bonds and payment of all accrued interest in connection therewith, whether at maturity or prior to maturity by redemption or otherwise, or upon provision for the payment thereof having been made in accordance with Section 12.1 of the Indenture, Mortgage Bonds in an aggregate principal amount equal to the aggregate principal amount of the Bonds so paid, or for the payment of which such provision has been made, shall be deemed fully paid and the obligations of the Borrower thereunder terminated as provided in the Mortgage and shall be surrendered by the Trustee to the Mortgage Trustee for cancellation. The Trustee shall promptly notify the Mortgage Trustee by telephone, confirmed in writing, of any such payment on the Bonds. In accordance with the terms thereof, the Mortgage Bonds shall be issued to and registered in the name of the Trustee and shall not be sold, assigned, pledged or transferred, except to effect transfer to any successor Trustee under the Indenture.

Section 3.8.  Redemption of Mortgage Bonds. The Borrower covenants that it will not redeem Mortgage Bonds pursuant to the Mortgage, and it will not take such action as will result in the Mortgage Trustee or the Borrower being under any obligation to redeem any Mortgage Bonds, except as may be permitted by this Agreement and the Indenture.

Section 3.9.  Effective Date and Term.(A) This Agreement shall become effective upon its execution and delivery by the parties hereto, shall remain in full force from such date and, subject to the provisions hereof (including particularly Articles VII and VIII), shall expire on such date as the Indenture shall be discharged and satisfied in accordance with the provisions of Section 12.1(A) thereof.  The Borrower’s obligations under Sections 6.2 and 6.3 hereof, however, shall survive the expiration of this Agreement in accordance with the provisions of such Sections.

(B)

Within 60 days of such expiration the Authority shall deliver to the Borrower any documents and take or cause the Trustee, at the Borrower’s expense, to take any such reasonable actions as may be necessary to effect the cancellation, release and satisfaction of the Indenture and the Financing Documents.

Section 3.10.  No Additional Bonds.  No Additional Bonds on a parity with the Bonds may be issued under the Indenture.

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ARTICLE IV
THE PROJECT

Section 4.1.  Completion of the Project.  (A)  The Borrower represents and warrants that the Project has been completed.

(B)

The Borrower affirms that it shall bear all of the costs and expenses in connection with the preparation of the Financing Documents and the Indenture, the preparation and delivery of any legal instruments and documents necessary in connection therewith and their filing and recording, if required, and all taxes and charges payable in connection with any of the foregoing.  Such costs shall be paid by the Borrower in the manner and to the extent provided in the Indenture.

Section 4.2.  No Warranty Regarding Condition, Suitability or Cost of Project.  Neither the Authority, nor the Trustee, nor any Bondholder makes any warranty, either expressed or implied, as to the Project or its condition or that the proceeds of the Bonds will be sufficient to refinance the Project.

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ARTICLE V
CONDEMNATION
DAMAGE AND DESTRUCTION

Section 5.1.  No Abatement of Payments Hereunder.  If any portion of the Project shall be damaged or either partially or totally destroyed, or if title to or the temporary use of the whole or any part thereof shall be taken or condemned by a competent authority for any public use or purpose, there shall be no abatement or reduction in the amounts payable by the Borrower hereunder and the Borrower shall continue to be obligated to make such payments.  In any such case the Borrower shall promptly give written notice thereof to the Authority and the Trustee.

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ARTICLE VI
COVENANTS

Section 6.1.  The Borrower to Maintain its Corporate Existence; Conditions under which Exceptions Permitted. (A)  The Borrower covenants and agrees that, during the Term of this Agreement it will maintain its corporate existence, will continue to be a corporation either organized under the laws of or duly qualified to do business as a foreign corporation in the State and in all jurisdictions necessary in the operation of its business, will not dissolve or otherwise dispose of all or substantially all of its assets and will not consolidate with or merge into another corporation or permit one or more other corporations to consolidate with or merge into it.

(B)

The Borrower may, however, without violating the agreements contained in this Section, consolidate with or merge into another corporation or permit one or more other corporations to consolidate with or merge into it, or sell or otherwise transfer to another corporation all or substantially all of its assets as an entity and thereafter liquidate or dissolve, if (a) the Borrower is the surviving, resulting or transferee corporation, as the case may be, or (b) in the event the Borrower is not the surviving, resulting or transferee corporation, as the case may be, such corporation (i) is a solvent corporation either organized under the laws of or duly qualified to do business as a foreign corporation subject to service of process in the State and (ii) assumes in writing all of the obligations of the Borrower herein and under the Mortgage Bonds.

Section 6.2.  Indemnification, Payment of Expenses, and Advances. (A) The Borrower agrees to protect, defend and hold harmless the Authority, the State, agencies of the State, members, servants, agents, directors, officers and employees, now or forever, of the Authority or the State (each an “Authority Indemnified Party”), the Trustee and the Paying Agent, agents, directors, officers and employees, now or forever, of the Trustee and the Paying Agent (each an “Indemnified Party”), from any claim, demand, suit, action or other proceeding and any liabilities, costs, and expenses whatsoever by any person or entity whatsoever, arising or purportedly arising from or in connection with the Financing Documents, the Indenture, the Bonds, or the transactions contemplated thereby or actions taken thereunder by any person (including without limitation the filing of any information, form or statement with the Internal Revenue Service, if applicable), except for any willful and material misrepresentation, willful misconduct or gross negligence on the part of the Indemnified Party or the Authority Indemnified Party or any bad faith on the part of any indemnitee other than an Authority Indemnified Party.

The Borrower agrees to indemnify and hold harmless any Indemnified Party against any and all claims, demands, suits, actions or other proceedings and all liabilities, costs and expenses whatsoever caused by any untrue statement or misleading statement or alleged untrue statement or alleged misleading statement of a material fact contained in the written information provided by the Borrower in connection with the issuance of the Bonds or incorporated by reference therein or caused by any omission or alleged omission from such information of any material fact required to be stated therein or necessary in order to make the statements made therein in the light of the circumstances under which they were made, not misleading.

(B)

The Authority and the Trustee shall not be liable for any damage or injury to the persons or property of the Borrower or its members, directors, officers, agents, servants or employees, or any other person who may be about the Project due to any act or omission of any person other than the

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Authority or the Trustee, respectively, or their respective members, directors, officers, agents, servants and employees.

(C)

The Borrower releases each Indemnified Party from, agrees that no Indemnified Party shall be liable for, and agrees to hold each Indemnified Party harmless against, any attorney fees and expenses, expenses or damages incurred because of any investigation, review or lawsuit commenced by the Trustee or the Authority in good faith with respect to the Financing Documents, the Indenture, the Bonds and the Project and the Authority or the Trustee, as the case may be, shall promptly give written notice to the Borrower with respect thereto.

(D)

All covenants, stipulations, promises, agreements and obligations of the Authority and the Trustee contained herein shall be deemed to be the covenants, stipulations, promises, agreements and obligations of the Authority and the Trustee and not of any member, director, officer or employee of the Authority or the Trustee in its individual capacity, and no recourse shall be had for the payment of the Bonds or for any claim based thereon or hereunder against any member, director, officer or employee of the Authority or the Trustee or any natural person executing the Bonds.

(E)

In case any action shall be brought against one or more of the Indemnified Parties based upon any of the above and in respect of which indemnity may be sought against the Borrower, such Indemnified Party shall promptly notify the Borrower in writing, enclosing a copy of all papers served, but the omission so to notify the Borrower of any such action shall not relieve it of any liability which it may have to any Indemnified Party otherwise than under this Section 6.2.  In case any such action shall be brought against any Indemnified Party and it shall notify the Borrower of the commencement thereof, the Borrower shall be entitled to participate in and, to the extent that it shall wish, to assume the defense thereof with counsel satisfactory to such Indemnified Party, and after notice from the Borrower to such Indemnified Party of the Borrower’s election so to assume the defense thereof, the Borrower shall not be liable to such Indemnified Party for any subsequent legal or other expenses attributable to such defense, except as set forth below, other than reasonable costs of investigation subsequently incurred by such Indemnified Party in connection with the defense thereof.  The Indemnified Party shall have the right to employ its own counsel in any such action, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the employment of counsel by such Indemnified Party has been authorized by the Borrower, (ii) the Indemnified Party shall have reasonably concluded that there may be a conflict of interest between the Borrower and the Indemnified Party in the conduct of the defense of such action (in which case the Borrower shall not have the right to direct the defense of such action on behalf of the Indemnified Party); or (iii) the Borrower shall not in fact have employed counsel satisfactory to the Indemnified Party to assume defense of such action; provided, however, that the Borrower shall not be responsible for the fees and expenses of more than one such law firm unless an Indemnified Party shall have reasonably concluded that there may be a conflict of interest between such Indemnified Party and any other Indemnified Party requiring the use of separate counsel, or the Borrower has not employed counsel which is satisfactory to each Indemnified Party.  The Borrower shall not be liable for any settlement of any action or claim effected without its consent.

(F)

The Borrower also agrees to pay all reasonable or necessary out-of-pocket expenses of the Authority and the Trustee in connection with the issuance of the Bonds, the administration of the Financing Documents and the enforcement of its rights thereunder, including without limitation the costs of preparation and distribution of closing transcripts relating thereto.

(G)

In the event the Borrower fails to pay any amount or perform any act under the Financing Documents, the Trustee or the Authority may pay the amount or perform the act, in which event the costs, disbursements, expenses and reasonable counsel fees and expenses thereof, together with interest thereon from the date the expense is paid or incurred at the prime interest rate publicly announced from time to time by the Trustee as a commercial bank plus 1% shall be an additional obligation hereunder payable upon demand by the Authority or the Trustee.

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(H)

The Borrower shall defend, indemnify, and hold the Authority, its agents, members, officers and employees, and the Trustee and its agents, directors, officers and employees, harmless from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs, or expenses of whatever kind or nature, known or unknown, contingent or otherwise, related to or in connection with the Project, arising out of, or in any way related to, (i) the presence, disposal, release, or threatened release of any hazardous materials, asbestos, petroleum or petroleum by-products which are on, from, or affecting the soil, water, vegetation, buildings, personal property, persons, animals, or otherwise, except in compliance with all applicable federal, State and local laws or regulations; (ii) any personal injury (including wrongful death) or property damage (real or personal) arising out of or related to hazardous materials, asbestos, petroleum or petroleum by-products; (iii) any lawsuit brought or threatened, settlement reached, or government order relating to such hazardous materials, asbestos, petroleum or petroleum by-products and/or (iv) any violation of laws, orders, regulations, requirements or demand of government authorities or any policies or requirements of the Authority which are based upon or in any way related to such hazardous materials, asbestos, petroleum or petroleum by-products including, without limitation, reasonable attorney and consultant fees, investigation and laboratory fees, court costs, and litigation expenses.  Notwithstanding the foregoing, the Borrower shall have no obligation to defend, indemnify and hold harmless the Authority or the Trustee or their respective agents, members, officers or employees under this Section 6.2(H) in the event and to the extent that any such claims, demands, penalties, fines, liabilities, settlements, damages, costs or other expenses arise out of or result from the willful misconduct or gross negligence of the Authority or the Trustee or their respective agents, members, officers or employees.  The provisions of this paragraph shall be in addition to any and all other obligations and liabilities the Borrower may have to the Authority or the Trustee at common law, and shall survive the termination of this Agreement.

(I)

Any obligation of the Borrower to the Authority under this Section shall be separate from and independent of the other obligations of the Borrower hereunder, and may be enforced directly by the Authority against the Borrower, irrespective of any action taken by or on behalf of the owners of the Bonds.

(J)

The obligations of the Borrower under this section, notwithstanding any other provisions contained in the Financing Documents, shall survive the termination of this Agreement and shall be recourse to the Borrower, and for the enforcement thereof any Indemnified Party shall have recourse to the general credit of the Borrower.

Section 6.3.  Incorporation of Tax Regulatory Agreement; Payments Upon Determination of Taxability. (A)  For purpose of this Section, the term owner of the Bonds means the Beneficial Owner of the Bonds so long as the Book-Entry System is in effect.

(B)

The representations, warranties, covenants and statements of expectation of the Borrower set forth in the Tax Regulatory Agreement are by this reference incorporated in this Agreement as though fully set forth herein.

(C)

If any owner of the Bonds receives from the Internal Revenue Service a notice of assessment and demand for payment with respect to interest on any Bond (except a notice and demand based upon the assertion that the owner of the Bonds is a Substantial User or Related Person), an appeal may be taken by the owner of the Bonds at the option of the Borrower.  Without limiting the generality of the foregoing, the Borrower shall have the right to direct the Trustee to direct the owner of the Bonds to take such appeal or not to take such appeal.  In that case all expenses of the appeal including reasonable counsel fees and expenses shall be paid by the Borrower, and the owner of the Bonds and the Borrower shall cooperate and consult with each other in all matters pertaining to any such appeal, except that no

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 owner of the Bonds shall be required to disclose or furnish any non-publicly disclosed information, including, without limitation, financial information and tax returns.

(D)

Not later than 90 days following a Determination of Taxability, the Borrower shall pay to the Trustee an amount sufficient, when added to the amount then in the Debt Service Fund and available for such purpose, to retire and redeem all Bonds then Outstanding, in accordance with Section 2.4 of the Indenture.

(E)

The obligation of the Borrower to make the payments provided for in this Section shall be absolute and unconditional, and the failure of the Authority or the Trustee to execute or deliver or cause to be executed or delivered any documents or to take any action required under this Agreement or otherwise shall not relieve the Borrower of its obligation under this Section.  Notwithstanding any other provision of this Agreement or the Indenture, the Borrower’s obligations under this Section shall survive the termination of this Agreement and the Indenture.

(F)

The occurrence of a Determination of Taxability shall not be an Event of Default hereunder but shall require only the performance of the obligations of the Borrower stated in this Section, the breach of which shall constitute an Event of Default as provided in Section 7.1 hereof.

(G)

At any time after the issuance of the Bonds, the Authority shall, upon (1) the release of a published Revenue Ruling by the Internal Revenue Service and the receipt by the Authority of an Opinion of Bond Counsel to the effect that such ruling may adversely affect the exclusion of interest on the Bonds from gross income for federal income tax purposes, and (2) receipt from the Borrower, within 30 days after the Authority has mailed copies of such ruling and such opinion to the Borrower, of a written request to proceed in accordance with this Section, proceed to apply for and use its best efforts to obtain a ruling from the Internal Revenue Service, pursuant to Revenue Procedure 96-16 or any other procedures subsequently established by the Internal Revenue Service, as to the qualification or continued qualification of interest on the Bonds for exclusion from gross income for federal income tax purposes. The Authority and the Borrower shall cooperate and consult with each other in all matters pertaining to such ruling request. All expenses of the Authority in connection with such application including reasonable counsel fees shall be paid by the Borrower.

Section 6.4.  Covenant by Borrower with Respect to Change in Use.  During the Term of this Agreement, the Borrower shall use its best efforts to periodically ascertain from publicly-available sources whether a Change in Use has occurred with respect to the Project.  Such efforts shall include, at a minimum, (i) periodic reviews of the websites of the current owners and operators of the Project to determine the then-current use of the Project and (ii) periodic reviews or requests from appropriate governmental regulatory agencies of all publicly-available information regarding the status and ongoing licensure of the Project.  Such efforts shall be undertaken at least on an annual basis and may be undertaken in conjunction with the Borrower’s annual audit procedures.  Within thirty (30) days following the close of each fiscal year of the Borrower, the Borrower shall provide to the Authority and the Trustee an annual certification stating whether or not, to the Borrower’s knowledge based on publicly-available information, a Change in Use has occurred.  In the event that the Borrower ascertains or otherwise becomes aware of any Change in Use, the Borrower shall promptly (but in no event later than five (5) Business Days after becoming aware of such event) provide written notice thereof to the Authority and the Trustee (each, a “Section 6.4 Notice”), which Section 6.4 Notice shall specify the nature of such Change in Use and, if known, the date upon which such Change in Use occurred.  Not later than thirty (30) days after it delivers a Section 6.4 Notice to the Authority and the Trustee with respect to any Change in Use, the Borrower will deliver to the Authority and the Trustee either (A) an Opinion of Bond Counsel to the effect that, taking into account the occurrence of such Change in Use, no redemption of Bonds is necessary to preserve the tax-exempt status of interest on the Bonds or is required under the

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Act, (B) (1) an Opinion of Bond Counsel to the effect that, taking into account the occurrence of such Change in Use, redemption of less than all of the Bonds will preserve the tax-exempt status of interest on the Bonds remaining Outstanding subsequent to such redemption and is permitted under the Act and (2) a certificate specifying the date on which the redemption of less than all of the Bonds (in accordance with such Opinion of Bond Counsel) shall occur, or (C) a certificate specifying the date on which the redemption of all of the Bonds shall occur, which date, in the case of (B)(2) and (C) above, shall be not more than ninety (90) days after the date of the related Section 6.4 Notice.  If the Borrower delivers an Opinion of Bond Counsel described in (A) above, no redemption of the Bonds pursuant to Section 2.4(C) of the Indenture shall occur.

Section 6.5.  Further Assurances and Corrective Instruments. The Authority and the Borrower agree that they will, from time to time, execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, such supplements hereto and such further instruments as may reasonably be required for carrying out the intention of or facilitating the performance of this Agreement.

Section 6.6.  Covenant by Borrower as to Compliance with Indenture. The Borrower covenants and agrees that it will comply with the provisions of the Indenture with respect to the Borrower and that the Trustee and the Bondholders shall have the power and authority provided in the Indenture.  The Borrower further agrees to aid in the furnishing to the Authority or the Trustee of opinions that may be required under the Indenture.  The Borrower covenants and agrees that the Trustee shall be entitled to and shall have all the rights, including the right to enforce against the Borrower the provisions of the Financing Documents, pertaining to the Trustee (including as a result of assignment of such rights by the Authority) notwithstanding the fact that the Trustee is not a party to the Financing Documents.

Section 6.7.  Assignment of Agreement or Mortgage Bonds.  (A)  The Borrower may not assign its rights, interests or obligations hereunder or under the Mortgage Bonds except as may be permitted pursuant to Section 6.1(B) hereof.

(B)

The Authority agrees that it will not assign or transfer any of the Financing Documents or the revenues and other receipts, funds and monies to be received thereunder during the Term except to the Trustee as provided in this Agreement and the Indenture.

Section 6.8.  [Reserved].

Section 6.9.  Default Notification.  Not later than five (5) Business Days after becoming aware of any condition or event which constitutes, or with the giving of notice or the passage of time would constitute, an Event of Default, the Borrower shall deliver to the Authority and the Trustee a notice stating the existence and nature thereof and specifying the corrective steps, if any, the Borrower is taking with respect thereto.

Section 6.10.  Covenant Against Discrimination.  The Borrower will comply with the provisions of the resolution adopted by the Authority on June 14, 1977, as amended, and the policy of the Authority implemented pursuant thereto concerning the promotion of equal employment opportunity through affirmative action plans. The resolution requires that all borrowers receiving financial assistance from the Authority adopt and implement an affirmative action plan prior to the closing of the loan.  The plan shall be updated annually as long as the Bonds remain Outstanding

Section 6.11.  Covenant to Provide Disclosure.

The Borrower hereby covenants and agrees that it will execute, comply with and carry out all of the provisions of the Disclosure Agreement.  Notwithstanding any other provision of this Agreement, failure of the Borrower to comply with the provisions of the Disclosure Agreement shall not be considered an Event of Default hereunder; however,

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the Trustee may, subject to the provisions of Article IX of the Indenture (and, at the request of the underwriter for the Bonds or the Holders of at least 25% aggregate principal amount in Outstanding Bonds, shall), or any Bondholder or Beneficial Owner may take such actions as may be necessary and appropriate, including seeking mandamus or specific performance by court order, to cause the Borrower to comply with its obligations under this Section 6.11.  For purposes of this Section, “Beneficial Owner” means any person which (a) has the power, directly or indirectly, to vote or consent with respect to, or to dispose of ownership of, any Bonds (including persons holding Bonds through nominees, depositories or other intermediaries), or (b) is treated as the owner of any Bonds for federal income tax purposes.

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ARTICLE VII
EVENTS OF DEFAULT AND REMEDIES

Section 7.1.  Events of Default. Any one or more of the following shall constitute an “Event of Default” hereunder:

(1)

Any material representation or warranty made by the Borrower in the Financing Documents or any certificate, statement, data or information furnished in writing to the Authority or the Trustee by the Borrower in connection with the closing of the Bonds or included by the Borrower in its application to the Authority for assistance proves at any time to have been incorrect in any material respect when made.

(2)

Failure by the Borrower to pay any interest, principal or premium, if any, that has become due and payable with respect to the Bonds.

(3)

Failure by the Borrower to pay any amount, other than principal, interest or premium with respect to the Bonds, that has become due and payable with respect to the Bonds or any other amount due and payable pursuant to the Financing Documents and the continuance of such failure for more than thirty (30) Business Days.

(4)

Failure by the Borrower to comply with the default notification provisions of Section 6.9 hereof.

(5)

The occurrence of an “Event of Default” under Section 8.1(A) of the Indenture, excluding an Event of Default under Section 8.1(A)(3) of the Indenture.

(6)

Failure by the Borrower to observe or perform any covenant, condition or agreement hereunder or under the Financing Documents (other than the Disclosure Agreement) (except those referred to above and except as provided in Section 6.3(F) hereof with respect to the occurrence of a Determination of Taxability which, in and of itself, shall not constitute an Event of Default hereunder but shall require only the performance of the obligations of the Borrower stated in Section 6.3(F) hereof, the breach of which shall constitute an Event of Default hereunder) and (a) continuance of such failure for a period of sixty (60) days after receipt by the Borrower of written notice from the Trustee or the Authority specifying the nature of such failure or sixty (60) days after the giving of notice by the Borrower to the Authority and the Trustee pursuant to Section 6.9 hereof, or (b) if by reason of the nature of such failure the same cannot be remedied within the sixty-day period, the Borrower fails to proceed with reasonable diligence after receipt of the notice to cure the failure.

(7)

The entry by a court having jurisdiction in the premises of (a) a decree or order for relief in respect of the Borrower in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or (b) a decree or order adjudging the Borrower a bankrupt or insolvent, or approving as properly filed a petition by one or more persons other than the Borrower seeking reorganization, arrangement, adjustment or composition of or in respect of the Borrower under any applicable federal or state bankruptcy, insolvency or similar law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official for the Borrower or for any substantial part of its property, or ordering the winding up or liquidation of its affairs, and any such decree or order for relief or any such other decree or order shall have remained unstayed and in effect for a period of 90 consecutive days.

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(8)

The commencement by the Borrower of a voluntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by the Borrower to the entry of a decree or order for relief in respect of the Borrower in a case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against the Borrower, or the filing by the Borrower of a petition or answer or consent seeking reorganization or relief under any applicable federal or state bankruptcy, insolvency, reorganization or similar law, or the consent by the Borrower to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Borrower or of any substantial part of its property, or the making by the Borrower of an assignment for the benefit of creditors, or the admission by the Borrower in writing of its inability to pay its debts generally as they become due, or the authorization of such action by the board of directors of the Borrower.

Section 7.2.  Remedies on Default.

(A)  Whenever any Event of Default shall have occurred, the Trustee, or the Authority where so provided herein, may take any one or more of the following actions:

(1)

The Trustee, as and to the extent provided in Article VIII of the Indenture, may cause all amounts payable under the Financing Documents to be immediately due and payable without notice or demand of any kind, whereupon the same shall become immediately due and payable.

(2)

The Authority, without the consent of the Trustee or any Bondholder, may proceed to enforce the obligations of the Borrower to the Authority under this Agreement.

(3)

The Trustee may take whatever action at law or in equity it may have to collect the amounts then due and thereafter to become due, or to enforce the performance or observance of the obligations, agreements, and covenants of the Borrower under the Financing Documents.

(4)

The Trustee may exercise any and all rights it may have under the Financing Documents.

(B)

In the event that any Event of Default or any proceeding taken by the Authority (or by the Trustee on behalf of the Authority) thereon shall be waived or determined adversely to the Authority, then the Event of Default shall be annulled and the Authority and the Borrower shall be restored to their former rights hereunder, but no such waiver or determination shall extend to any subsequent or other default or impair any right consequent thereon.

Section 7.3.  [Reserved].

Section 7.4.  No Duty to Mitigate Damages. Unless otherwise required by law, neither the Authority, the Trustee nor any Bondholder shall be obligated to do any act whatsoever or exercise any diligence whatsoever to mitigate the damages to the Borrower if an Event of Default shall occur.

Section 7.5.  Remedies Cumulative. No remedy herein conferred upon or reserved to the Authority or the Trustee is intended to be exclusive of any other available remedy or remedies but each and every such remedy shall be cumulative and shall be in addition  to every remedy given under this Agreement or now or hereafter existing at law or in equity or by statute.  Delay or omission to exercise any right or power accruing upon any default or failure by the Authority or the Trustee to insist upon the strict performance of any of the covenants and agreements herein set forth or to exercise any rights or

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remedies upon default by the Borrower hereunder shall not impair any such right or power or be considered or taken as a waiver or relinquishment for the future of the right to insist upon and to enforce, by injunction or other appropriate legal or equitable remedy, strict compliance by the Borrower with all of the covenants and conditions hereof, or of the right to exercise any such rights or remedies, if such default by the Borrower be continued or repeated.

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ARTICLE VIII
PREPAYMENT PROVISIONS

Section 8.1.  Optional Prepayment. The Borrower shall have, and is hereby granted, the option to prepay its loan obligation and to cause the corresponding optional redemption of the Bonds pursuant to Section 2.4(A) of the Indenture at such times, in such amounts, and with such premium, if any, for such optional redemption as set forth in Section 2.4(A) of the Indenture, by delivering a written notice to the Trustee in accordance with Section 8.2 hereof, with a copy to the Authority and the Paying Agent, setting forth the amount to be prepaid, the amount of Bonds requested to be redeemed as a result of such prepayment, and the date on which such Bonds are to be redeemed. Such prepayment must be sufficient to provide monies for the payment of interest and Redemption Price in accordance with the terms of the Bonds requested to be redeemed with such prepayment and all other amounts then due under the Financing Documents. In the event of any complete prepayment of its loan obligation, the Borrower shall, at the time of such prepayment, also pay or provide for the payment of all reasonable or necessary fees and expenses of the Authority, the Trustee and the Paying Agent accrued and to accrue through the final payment of all the Bonds. Any such prepayments shall be applied to the redemption of Bonds in the manner provided in Section 2.4(A) of the Indenture, and credited against payments due hereunder in the same manner.

Section 8.2.  Notice by the Borrower of Optional Prepayment.   The Borrower shall exercise its option to prepay its loan obligation pursuant to Section 8.1 hereof by giving written notice signed by an Authorized Representative of the Borrower to the Trustee, the Authority, the Paying Agent, at least forty-five (45) days before the prepayment date.

Section 8.3.  Mandatory Prepayment on Determination of Taxability.  The Borrower shall pay or cause the prepayment of its loan obligation following a Determination of Taxability as and in the manner provided in Section 6.3 of this Agreement.

Section 8.4.  Mandatory Prepayment Upon Change in Use of the Project. The Borrower shall pay or cause the prepayment of its loan obligation following a Change in Use of the Project or any portion thereof as and in the manner provided in Section 6.4 of this Agreement.

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ARTICLE IX
GENERAL

Section 9.1.  Indenture. (A)  Monies received from the sale of the Bonds and all Loan Payments made by the Borrower and all other monies received by the Authority or the Trustee under the Financing Documents shall be applied solely and exclusively in the manner and for the purposes expressed and specified in the Indenture and in the Bonds and as provided in this Agreement.

(B)

The Borrower shall have and may exercise all the rights, powers and authority given the Borrower in the Indenture and in the Bonds, and the Indenture and the Bonds shall not be modified, altered or amended in any manner which adversely affects such rights, powers and authority or otherwise adversely affects the Borrower without the prior written consent of the Borrower.

Section 9.2.  Benefit of and Enforcement by Bondholders. The Authority and the Borrower agree that this Agreement is executed in part to induce the purchase by others of the Bonds and for the further securing of the Bonds, and accordingly that all covenants and agreements on the part of the Authority and the Borrower as to the amounts payable with respect to the Bonds hereunder are hereby declared to be for the benefit of the holders from time to time of the Bonds and may be enforced as provided in the Indenture on behalf of the Bondholders by the Trustee.

Section 9.3.  Force Majeure. In case by reason of force majeure either party hereto shall be rendered unable wholly or in part to carry out its obligations under this Agreement, then except as otherwise expressly provided in this Agreement, if such party shall give notice and full particulars of such force majeure in writing to the other party within a reasonable time after occurrence of the event or cause relied on, the obligations of the party giving such notice, other than the obligation of the Borrower to make the payments required under the terms hereof or of the Mortgage Bonds, so far as they are affected by such force majeure, shall be suspended during the continuance of the inability then claimed which shall include a reasonable time for the removal of the effect thereof, but for no longer period, and such parties shall endeavor to remove or overcome such inability with all reasonable dispatch.  The term "force majeure", as employed herein, means acts of God, strikes, lockouts or other industrial disturbances, acts of the public enemy, orders of any kind of the Government of the United States, of the State or any civil or military authority, insurrections, riots, epidemics, landslides, lightning, earthquakes, volcanoes, fires, hurricanes, tornadoes, storms, floods, washouts, droughts, arrests, restraining of government and people, civil disturbances, explosions, partial or entire failure of utilities, shortages of labor, material, supplies or transportation, or any other similar or different cause not reasonably within the control of the party claiming such inability.  It is understood and agreed that the settlement of existing or impending strikes, lockouts or other industrial disturbances shall be entirely within the discretion of the party having the difficulty and that the above requirements that any force majeure shall be reasonably beyond the control of the party and shall be remedied with all reasonable dispatch shall be deemed to be fulfilled even though such existing or impending strikes, lockouts and other industrial disturbances may not be settled and could have been settled by acceding to the demands of the opposing person or persons.

Section 9.4.  Amendments. This Agreement may be amended only with the concurring written consent of the Trustee and, if required by the Indenture, of the owners of the Bonds given in accordance with the provisions of the Indenture.

Section 9.5.  Notices.

  All notices, certificates or other communications hereunder shall be sufficiently given and shall be deemed given when delivered or when mailed by registered or certified mail, postage prepaid, addressed as follows: if to the Authority, at 999 West Street, Rocky Hill, Connecticut 06067, Attention:Chief Financial Officer and Corporate Secretary; if to the Borrower, c/o Northeast Utilities Service Company at 56 Prospect Street, Hartford, Connecticut 06103, Attention:

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Assistant Treasurer; if to the Paying Agent, 225 Asylum Street, 23rd Floor, Hartford, Connecticut 06103, Attention: Corporate Trust Department; and if to the Trustee, 225 Asylum Street, 23rd Floor, Hartford, Connecticut 06103, Attention: Corporate Trust Administration.  A duplicate copy of each notice, certificate or other communication given hereunder by either the Authority or the Borrower to the other shall also be given to the Trustee.  The Authority, the Borrower, the Paying Agent and the Trustee may, by notice given hereunder, designate any further or different addresses to which subsequent notices, certificates or other communications shall be sent.

Section 9.6.  Compliance with C.G.S. Sections 4a-60 and 4a-60a. (A)  CGS Section 4a-60.  In accordance with Connecticut General Statutes Section 4a-60(a)(1), as amended by Connecticut Public Act 07-142, and to the extent required by Connecticut law, the Borrower agrees and warrants as follows: (1) in the performance of this Agreement it will not discriminate or permit discrimination against any person or group of persons on the grounds of race, color, religious creed, age, marital or civil union status, national origin, ancestry, sex, mental retardation or physical disability, including, but not limited to, blindness, unless it is shown by the Borrower that such disability prevents performance of the work involved, in any manner prohibited by the laws of the United States or of the State of Connecticut and further to take affirmative action to insure that applicants with job-related qualifications are employed and that employees are treated when employed without regard to their race, color, religious creed, age, marital or civil union status, national origin, ancestry, sex, mental retardation, or physical disability, including, but not limited to, blindness, unless it is shown by the Borrower that such disability prevents performance of the work involved; (2) in all solicitations or advertisements for employees placed by or on behalf of the Borrower, to state that it is an “affirmative action-equal opportunity employer” in accordance with regulations adopted by the Commission on Human Rights and Opportunities (the “CHRO”); (3) to provide each labor union or representative of workers with which the Borrower  has a collective bargaining agreement or other contract or understanding and each vendor with which the Borrower has a contract or understanding, a notice to be provided by the CHRO advising the labor union or workers’ representative of the Borrower’s commitments under Connecticut General Statutes Section 4a-60, and to post copies of the notice in conspicuous places available to employees and applicants for employment; (4) to comply with each provision of Connecticut General Statutes Sections 4a-60, 46a-68e and 46a-68f and with each regulation or relevant order issued by the CHRO pursuant to Connecticut General Statutes Sections 46a-56, 46a-68e and 46a-68f; and (5) to provide the CHRO with such information requested by the CHRO, and permit access to pertinent books, records and accounts, concerning the employment practices and procedures of the Borrower as relate to the provisions of Connecticut General Statutes Sections 4a-60a and 46a-56.

(B)

CGS Section 4a-60a.  In accordance with Connecticut General Statutes Section 4a-60a(a)(1), as amended by Connecticut Public Act 07-142, and to the extent required by Connecticut law, the Borrower agrees and warrants as follows: (1) that in the performance of this Agreement, the Borrower  will not discriminate or permit discrimination against any person or group of persons on the grounds of sexual orientation, in any manner prohibited by the laws of the United States or of the State of Connecticut, and that employees are treated when employed without regard to their sexual orientation; (2) to provide each labor union or representative of workers with which the Borrower has a collective bargaining agreement or other contract or understanding and each vendor with which the Borrower has a contract or understanding, a notice to be provided by the CHRO advising the labor union or workers’ representative of the Borrower’s commitments under Connecticut General Statutes Section 4a-60a, and to post copies of the notice in conspicuous places available to employees and applicants for employment; (3)to comply with each provision of Connecticut General Statutes Section 4a-60a and with each regulation or relevant order issued by the CHRO pursuant to Connecticut General Statutes Section 46a-56; (4) to provide the CHRO with such information requested by the CHRO, and permit access to pertinent books, records and accounts, concerning the employment practices and procedures of the Borrower which relate to the provisions of Connecticut General Statutes Sections 4a-60a and 46a-56; and (5) to include

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provisions (1) through (4) this section in every subcontract or purchase order entered into by the Borrower  in order to fulfill any obligation of this Agreement, and such provisions shall be binding on a subcontractor, vendor or manufacturer unless exempted by regulations or orders of the CHRO and take such action with respect to any such subcontract or purchase order as the CHRO may direct as a means of enforcing such provisions in accordance with Connecticut General Statutes Section 4a-60a.

Section 9.7.  Prior Agreements Superseded. This Agreement, together with all agreements executed by the parties concurrently herewith or in conjunction with the sale of the Bonds, shall completely and fully supersede all other prior understandings or agreements, both written and oral, between the Authority and the Borrower relating to the lending of money and the Project, including those contained in any commitment letter executed in anticipation of the issuance of the Bonds but excluding agreements entered into in connection with the financing of the Project with other bonds previously issued by the Authority.

Section 9.8.  Execution of Counterparts.  This Agreement may be executed simultaneously in several counterparts each of which shall be an original and all of which shall constitute but one and the same instrument.

Section 9.9.  Time.

  All references to times of day in this Agreement are references to New York City time.

Section 9.10.  Separability of Invalid Provisions.

 In case any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein.

Section 9.11.  Third Party Beneficiaries. The Authority and the Borrower agree that the Trustee and the Paying Agent shall be third party beneficiaries of this Agreement to the extent that any of the provisions hereof relate to or provide rights to the Trustee or the Paying Agent.

Section 9.12.  Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State, without reference to its choice of law principles.

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IN WITNESS WHEREOF, the Authority has caused this Agreement to be executed in its corporate name by a duly Authorized Representative, and the Borrower has caused this Agreement to be executed in its corporate name by its duly authorized officer all as of the date first above written.

CONNECTICUT DEVELOPMENT AUTHORITY

By

/S/ KARIN A. LAWRENCE

Name:  Karin A. Lawrence

Title:  Senior Vice President –

           Public and Investment Finance

THE CONNECTICUT LIGHT AND POWER COMPANY

By

/S/ SUSAN B. WEBER

Name:  Susan B. Weber

Title:  Assistant Treasurer - Finance

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APPENDIX A

DESCRIPTION OF THE PROJECT

A-1

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